                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Network Plus Corp. on Form S-3 and Form S-8 of our report dated February 28, 2000, except for the information presented in Note 24, for which the date is March 8, 2000, on our audits of the consolidated financial statements and the financial statement schedule of Network Plus Corp., as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which reports are included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2000